News Release

Firsthand Technology Value Fund Board Engages Ladenburg
Thalmann & Co. Inc. to Explore Strategic Options to Increase
Stockholder Value

San Jose, CA, November 27, 2023 – Firsthand Technology Value Fund, Inc. (OTCQB: SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, today announced that its Board of Directors (the “Board”) has engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to evaluate strategic options for the Fund, with the goal of increasing stockholder value. There can be no assurance that this exploration of strategic alternatives will result in the Fund entering or completing any transaction. The Fund does not intend to make any further disclosures regarding the strategic review process unless and until a specific course of action is identified and approved.

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

News Release

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements” as defined under the U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski

Firsthand Capital Management, Inc.

(408) 624-9526

vc@firsthandtvf.com